Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-11350) and on Form S-3 (Nos. 333-188696 and 333-177144) of Sabra Health Care REIT, Inc. of our report dated December 30, 2013 relating to the Historical Summary of Revenue of Forest Park Medical Center - Frisco, which appears in the Current Report on Form 8‑K/A of Sabra Health Care REIT, Inc. dated October 22, 2013.

/s/ PricewaterhouseCoopers LLP
Irvine, CA
December 30, 2013